Exhibit 99.1

Solera Holdings, Inc. to Acquire AUTOonline GmbH Informationssyteme; Acquisition Will Further Enhance Its Product and Service Offering

SAN DIEGO, Sept. 17 /PRNewswire-FirstCall/ — Solera Holdings, Inc. (NYSE: SLH), the leading global provider of software and services to the automobile insurance claims processing industry, today announced that it has signed a definitive agreement to purchase up to 100% of the capital stock of AUTOonline GmbH Informationssyteme, a leading European eSalvage vehicle exchange platform from DEKRA Automobil GmbH and other sellers.

Using its online platform, AUTOonline brings together buyers and sellers of salvage and fleet remarketing vehicles. AUTOonline has established operations in Germany, Poland and Turkey and has expanded into a number of additional European markets, including France, Spain and Greece, as well as Mexico. Leading insurance companies list over 3,700 salvage vehicles per-day on AUTOonline’s platform. Over 4,100 buyers, such as vehicle rebuilders, dismantlers and dealers competitively bid on these vehicles. In addition to salvage vehicle exchange, AUTOonline also provides value verification and fleet remarketing services.

Under the terms of the definitive agreement, Solera will purchase 85% of AUTOonline’s outstanding share capital at closing for approximately $85 million (euro 59.5 million). In future periods beginning after December 31, 2009, Solera has the right to purchase and the remaining sellers have the right to sell the remaining 15% stake in AUTOonline at a purchase price of ten times AUTOonline’s consolidated EBITDA (as defined in the definitive agreement) for the most recently completed fiscal year. The entire purchase price will be paid in cash. The transaction is subject to certain conditions to closing and is expected to close in the second quarter of our fiscal year 2010. All amounts payable to the sellers are payable in Euros, and all U.S. Dollar amounts above assume an exchange rate that approximates the current rate.

After payment of the approximately $85 million (euro 59.5 million) at closing, we will have approximately $165 million of cash on our balance sheet and no amounts outstanding under the Senior Secured Revolving Credit Facility portion of our Amended and Restated First Lien Credit and Guaranty Agreement.

“The acquisition of AUTOonline allows us to extend our core offering to now include the disposition of salvage vehicles and is consistent with our strategy of bringing high-value essential services to the auto claims process. We are happy to report this successfully concludes the second of the two large international acquisitions we referenced in our November 2008 prospectus. AUTOonline helps customers obtain cost savings, transparency and efficiency by providing an electronic marketplace for insurance companies, independent assessors, fleet companies, auto dismantlers and rebuilders to buy and sell salvage vehicles across geographies. Additionally, we plan to extend our combined offerings into vehicle valuations. We also believe the acquisition of AUTOonline will further enhance our relationships with our insurance company and independent assessor customers,” said Tony Aquila, Solera’s Founder, Chairman and Chief Executive Officer.

Our preliminary estimate of AUTOonline’s revenue and EBITDA for the year ending December 31, 2009 is approximately $25.9 million (euro 18.1 million) and $9.6 million (euro 6.7 million), respectively. Although we do not plan to update our previously issued financial outlook for fiscal year 2010 to include AUTOonline’s financial results until our second fiscal quarter 2010 earnings release and conference call, currently anticipated for February 2010, our preliminary estimate, excluding the impact of any potential synergies, is that the acquisition will be dilutive to our fiscal year 2010 GAAP EPS by $0.06 and accretive to our Adjusted EPS by $0.02. We currently do not expect that the acquisition will have a material impact on our fiscal year 2011 GAAP EPS and we currently expect the acquisition to be accretive to fiscal year 2011 Adjusted EPS.

About Solera

Solera is the leading global provider of software and services to the automobile insurance claims processing industry. Solera is active in over 50 countries across six continents. The Solera companies include Audatex in the United States, Canada, and in more than 45 additional countries, Informex in Belgium, Sidexa in France, ABZ in The Netherlands, HPI in the United Kingdom, Hollander serving the North American recycling market, and IMS providing medical review services. For more information, please refer to the company’s website at http://www.solerainc.com.

Non-GAAP Financial Measures

We use a number of non-GAAP financial measures that are not intended to be used in lieu of GAAP presentations, but are provided because management believes that they provide additional information with respect to the performance of our fundamental business activities and are also frequently used by securities analysts, investors and other interested parties to facilitate the evaluation of our business on a comparable basis to other companies. The three primary non-GAAP financial measures that we use are Adjusted EBITDA, Adjusted Net Income, and Adjusted Net Income per diluted share. We believe that Adjusted EBITDA, Adjusted Net Income and Adjusted Net Income per diluted share are useful to investors in providing information regarding our operating results and our continuing operations. We rely on Adjusted EBITDA as a primary measure to review and assess the operating performance of our company and our management team in connection with our executive compensation and bonus plans. Adjusted EBITDA also allows us to compare our current operating results with corresponding prior periods as well as to the operating results of other companies in our industry. We present Adjusted Net Income and Adjusted Net Income per diluted share because we believe both of these measures provide useful information regarding our operating results in addition to our GAAP measures. We believe that Adjusted Net Income and Adjusted Net Income per diluted share provide investors with valuable insight into our profitability exclusive of unusual adjustments, and provide further insight into the cash impact resulting from the different treatments of goodwill for financial reporting and tax purposes.

Adjusted EBITDA, Adjusted Net Income and Adjusted Net Income per diluted share have limitations as analytical tools, and you should not consider them in isolation or as a substitute for net income, earnings per share and other consolidated income statement data prepared in accordance with accounting principles generally accepted in the United States. Because of these limitations, Adjusted EBITDA, Adjusted Net Income, and Adjusted Net Income per diluted share should not be considered as a replacement for net income. We compensate for these limitations by relying primarily on our GAAP results and using Adjusted EBITDA, Adjusted Net Income, and Adjusted Net Income per diluted share as supplemental information.

Adjusted EBITDA is a non-GAAP financial measure that represents GAAP net income (loss) allocable to common stockholders/unitholders, excluding interest, taxes, depreciation and amortization, stock-based compensation, restructuring charges, other income - net and acquisition-related costs. Acquisition-related costs consist of transaction costs (including costs associated with potential acquisitions that we did not ultimately pursue and acquisitions not yet completed at June 30, 2009 and therefore charged to results of operations in contemplation of our adoption of Statement of Financial Accounting Standards No. 141 (revised), Business Combinations, in the first quarter of fiscal year 2010), retention-related compensation costs, legal and professional fees, severance costs and other transition costs associated with our acquisition of the Claims Services Group from ADP in April 2006.

Adjusted Net Income is a non-GAAP financial measure that represents GAAP net income (loss) allocable to common stockholders/unitholders, plus the following items: provision for income taxes, amortization of acquisition-related intangibles, stock-based compensation expense, restructuring charges, other income - net and acquisition-related costs. Acquisition-related costs consist of transaction costs (including costs associated with potential acquisitions that we did not ultimately pursue and acquisitions not yet completed at June 30, 2009 and therefore charged to results of operations in contemplation of our adoption of Statement of Financial Accounting Standards No. 141 (revised), Business Combinations, in the first quarter of fiscal year 2010), retention-related compensation costs, legal and professional fees, severance costs and other transition costs associated with our acquisition of the Claims Services Group from ADP in April 2006. From this figure, we then subtract a provision for income taxes to arrive at Adjusted Net Income. For periods ended June 30, 2008 and prior, we used a 33% tax rate. For periods ending after June 30, 2008, we use a 28% tax rate. We use this 28% tax rate in order to approximate our long-term effective corporate tax rate, which includes certain benefits from net operating loss carryforwards, tax deductible goodwill and amortization, and a low tax-rate jurisdiction for a certain corporate holding company.

Adjusted Net Income per diluted share is a non-GAAP financial measure that represents Adjusted Net Income (as defined above) divided by the number of diluted shares outstanding for the period.

Cautions about Forward-Looking Statements

This press release contains forward-looking statements, including statements about enhancements to our products and services, the launch of new valuation products and services and stronger customer relationships resulting from our acquisition of AUTOonline, AUTOonline’s revenue and EBITDA results for calendar year 2009 and AUTOonline’s contributions to our consolidated financial performance for our fiscal years 2010 and 2011. These statements are based on our current expectations, estimates and assumptions and are subject to many risks, uncertainties and unknown future events that could cause actual results to differ materially. Actual results may differ materially from those set forth in this press release due to the risks and uncertainties inherent to transactions of this nature and our business, including, without limitation: we may not complete our acquisition of AUTOonline; the failure to realize the expected benefits from our acquisition of AUTOonline; our inability to successfully integrate AUTOonline’s business, including AUTOonline’s existing employees, infrastructure and service offerings, with our existing business at reasonable cost, or at all; reliance on a limited number of customers for a substantial portion of AUTOonline’s revenues; unpredictability and volatility relating to foreign currency exchange risks associated with our consolidated financial reports that include AUTOonline’s operating results; AUTOonline’s reliance on third-party information for its software and services; impacts on AUTOonline’s business of any restructuring or severance charges in future periods; effects of system failures or security breaches on AUTOonline’s business and reputation; and country-specific risks relating to expansion into new markets, including compliance with local country laws and regulations. For a discussion of these and other factors that could impact our operations or financial results and cause our results to differ materially from those in the forward-looking statements, please refer to our filings with the Securities and Exchange Commission, particularly our Annual Report on Form 10-K for the Fiscal Year Ended June 30, 2009. We are under no obligation to (and specifically disclaim any such obligation to) update or alter our forward-looking statements whether as a result of new information, future events or otherwise.

SOURCE Solera Holdings, Inc.

Investors, Kamal Hamid of Solera Holdings, Inc., +1-858-946-1676, kamal.hamid@audatex.com